                   SECOND AMENDMENT TO ASSUMPTION AGREEMENT

         SECOND AMENDMENT TO ASSUMPTION AGREEMENT dated as of the 31st day of October, 1997 between GRAND COURT LIFESTYLES, INC., a Delaware corporation, having an office at One Executive Drive, Fort Lee, New Jersey 07024 ("Grand"), Sterling National Bank, formerly known as Sterling National Bank & Trust Company of New York, having an office at 430 Park Avenue, New York, New York 10022 ("Sterling"), John Luciani and Bernard M. Rodin.

                             W I T N E S S E T H:

         WHEREAS, J&B Management Company ("J&B") executed and delivered that certain Loan Agreement dated May 7, 1985 (the "Loan Agreement"), between J&B and Sterling; and

         WHEREAS, Sterling, Grand, John Luciani and Bernard M. Rodin entered into that certain Assumption Agreement dated September 10, 1996, which agreement was amended as of September 10, 1996 (the "Assumption Agreement"); and

         WHEREAS, the parties hereto desire to amend paragraph 2 of the Assumption Agreement as amended;

         NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt of sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. The third sentence of Section 2 of the Assumption Agreement as amended is deleted and replaced with the following:

            Section 3.15(a) of the Loan Agreement is amended to (i) delete the phrase "150%" and insert, in lieu thereof, the phrase "600%" and (ii) delete the reference to "for the semi-annual period ended December 31, 1984".

         2. To the extent that any of the terms, covenants and provisions of this Amendment shall be inconsistent with the provisions contained in the Assumption Agreement as amended or Loan Documents, then the provisions hereof shall govern and control.

         3. The Assumption Agreement as amended may not be terminated or modified, except by an instrument in writing subscribed by the party against whom enforcement of such modification, change, waiver, discharge or termination is sought.

         4. All of the terms, conditions, warranties, representations and covenants of this Amendment shall apply and be binding upon, and shall inure to the benefit of, each party, and their respective successors and assigns.

         5. The Assumption Agreement as amended may be executed in any number of counterparts and each counterpart will, for all purposes, be deemed to be an original, and all counterparts will together constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Assumption Agreement as of the date and year first above written.


                                        GRAND COURT LIFESTYLES, INC.


                                        By: /s/ Bernard M. Rodin
                                        -----------------------------------
                                                Bernard M. Rodin, President

                                        /s/ John Luciani
                                        -----------------------------------
                                            John Luciani

                                        /s/ Bernard M. Rodin
                                        -----------------------------------
                                            Bernard M. Rodin


                                        STERLING NATIONAL BANK

                                        By: /s/ Sal Colonna
                                        -----------------------------------
                                                Executive Vice President